Exhibit 99.1

FOR IMMEDIATE RELEASE
April 20, 2022

FOR ADDITIONAL INFORMATION, PLEASE CONTACT MARK A. GOOCH, VICE CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE 1ST QUARTER 2022

Earnings Summary
(in thousands except per share data)	1Q 2022	4Q 2021	1Q 2021
Net income	$19,728	$19,248	$23,618
Earnings per share	$1.11	$1.08	$1.33
Earnings per share – diluted	$1.11	$1.08	$1.33

Return on average assets	1.48%	1.41%	1.84%
Return on average equity	11.77%	10.94%	14.48%
Efficiency ratio	53.25%	55.40%	50.37%
Tangible common equity	10.93%	11.82%	11.27%

Dividends declared per share	$0.400	$0.400	$0.385
Book value per share	$36.53	$39.13	$37.14

Weighted average shares	17,820	17,796	17,774
Weighted average shares – diluted	17,832	17,820	17,787

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved earnings for the first quarter 2022 of $19.7 million, or $1.11 per basic share, compared to $19.2 million, or $1.08 per basic share, earned during the fourth quarter 2021 and $23.6 million, or $1.33 per basic share, earned during the first quarter 2021.  Noninterest income remained relatively flat to prior quarter, but decreased from prior year same quarter; however, our total revenue declined from both periods, primarily as a result of a decline in interest income on Paycheck Protection Program loans (PPP loans).  Provision for loan losses for the quarter was $0.9 million, compared to provision of $0.5 million for the quarter ended December 31, 2021 and a recovery of provision of $2.5 million for the first quarter 2021.

1ST Quarter 2022 Highlights

❖	Net interest income for the quarter of $40.0 million was $0.8 million, or 1.9%, below prior quarter and $0.2 million, or 0.5%, below first quarter 2021.

❖
Provision for loan losses for the quarter was $0.9 million, compared to provision of $0.5 million for the quarter ended December 31, 2021 and a recovery of provision of $2.5 million for the first quarter 2021.

❖
Our loan portfolio increased $106.7 million, an annualized 12.7%, during the quarter but was a decline of $23.3 million, or 0.7%, from March 31, 2021.  Loans, excluding PPP loans, increased $131.6 million during the quarter.

❖
Net loan charge-offs were $0.3 million, or 0.04% of average loans annualized, for the quarter ended March 31, 2022 compared to a net recovery of loan charge-offs for the fourth quarter 2021 of $8 thousand and net loan charge-offs of $0.2 million, or 0.02% of average loans annualized, for the first quarter 2021.

❖
Asset quality remains strong from prior quarter as our nonperforming loans, excluding troubled debt restructurings, decreased to $13.7 million at March 31, 2022 from $16.6 million at December 31, 2021 and $21.0 million at March 31, 2021.  Nonperforming assets at $16.0 million decreased $4.1 million from December 31, 2021 and $11.3 million from March 31, 2021.

❖	Deposits, including repurchase agreements, increased $67.5 million, an annualized 5.9%, during the quarter and $94.9 million, or 2.1%, from March 31, 2021.

❖	Shareholders’ equity declined $44.8 million, or an annualized 26.0%, during the quarter due to a $58.1 million net after tax increase in unrealized losses on our securities portfolio.

❖	Noninterest income for the quarter ended March 31, 2022 of $15.0 million remained relatively flat to prior quarter, but decreased $0.6 million, or 3.9%, from prior year same quarter.

❖	Noninterest expense for the quarter ended March 31, 2022 of $29.4 million decreased $1.8 million, or 5.7%, from prior quarter, but increased $1.0 million, or 3.7%, from prior year same quarter.

Net Interest Income

				Percent Change
				1Q 2022 Compared to:
($ in thousands)	1Q 2022	4Q 2021	1Q 2021	4Q 2021	1Q 2021
Components of net interest income
Income on earning assets, tax equivalent	$43,762	$44,581	$44,428	(1.8)%	(1.5)%
Expense on interest bearing liabilities	3,495	3,541	3,969	(1.3)	(11.9)
Net interest income, tax equivalent	$40,267	$41,040	$40,459	(1.9)%	(0.5)%

Average yield and rates paid
Earning assets yield	3.46%	3.45%	3.63%	0.3%	(4.9)%
Rate paid on interest bearing liabilities	0.42	0.42	0.48	0.5	(12.3)
Gross interest margin	3.04%	3.03%	3.15%	0.3%	(3.7)%
Net interest margin	3.18%	3.17%	3.31%	0.3%	(3.9)%

Average balances
Investment securities	$1,486,799	$1,498,781	$1,063,773	(0.8)%	39.8%
Loans	$3,440,439	$3,381,206	$3,548,358	1.8%	(3.0)%
Earning assets	$5,134,150	$5,133,843	$4,957,636	0.0%	3.6%
Interest-bearing liabilities	$3,350,208	$3,337,053	$3,335,206	0.4%	0.4%

Net interest income for the quarter of $40.0 million was $0.8 million, or 1.9%, below prior quarter and $0.2 million, or 0.5%, below first quarter 2021.  Our net interest income excluding PPP loans for the quarter ended March 31, 2022 was $38.6 million compared to $38.3 million for the quarter ended December 31, 2021 and $36.3 million for the quarter ended March 31, 2021.  Our net interest margin, on a fully tax equivalent basis, at 3.18% increased 1 basis point from prior quarter but decreased 13 basis points from prior year same quarter, as our average earning assets increased $0.3 million from prior quarter and $176.5 million from prior year same quarter.  Our yield on average earning assets increased 1 basis point from prior quarter but decreased 17 basis points from prior year same quarter, and our cost of funds remained unchanged from prior quarter but decreased 6 basis points from prior year same quarter.  As discussed more fully below, the impact of the PPP loans to the net interest margin for the first quarter 2022 was 11 basis points.

The PPP loan portfolio had an annualized yield for the quarter of 17.03% compared to 13.61% for the fourth quarter 2021.  Interest income on the portfolio was $86 thousand during the quarter, down $98 thousand from prior quarter, while the amortization of net loan origination fees from current outstanding loans and recognition of net fee income from paid and forgiven loans was $1.4 million, down $0.9 million from prior quarter.  These fees are amortized over the life of the loan with any unamortized balance fully recognized at the time of loan forgiveness.  The impact of the PPP loan portfolio to the net interest margin was an increase of 11 basis points for the first quarter 2022 compared to an increase of 15 basis points for the fourth quarter 2021.

Our ratio of average loans to deposits, including repurchase agreements, was 74.2% for the quarter ended March 31, 2022 compared to 73.3% for the quarter ended December 31, 2021 and 79.9% for the quarter ended March 31, 2021.

Noninterest Income

				Percent Change
				1Q 2022 Compared to:
($ in thousands)	1Q 2022	4Q 2021	1Q 2021	4Q 2021	1Q 2021
Deposit related fees	$6,746	$7,083	$6,022	(4.8)%	12.0%
Trust revenue	3,248	3,305	2,951	(1.7)	10.1
Gains on sales of loans	597	1,241	2,433	(51.9)	(75.5)
Loan related fees	2,062	1,254	2,270	64.4	(9.2)
Bank owned life insurance revenue	691	1,036	573	(33.3)	20.5
Brokerage revenue	590	432	457	36.5	29.3
Other	1,031	626	871	64.8	18.4
Total noninterest income	$14,965	$14,977	$15,577	(0.1)%	(3.9)%

Noninterest income for the quarter ended March 31, 2022 of $15.0 million was relatively flat to prior quarter, but a decrease of $0.6 million, or 3.9%, from prior year same quarter.  Decreases from prior quarter in gains on sales of loans ($0.6 million) and deposit related fees ($0.3 million) were offset by increases in loan related fees ($0.8 million) and securities gains ($0.3 million).  The decrease from prior year same quarter included decreases in gains on sales of loans ($1.8 million) and loan related fees ($0.2 million), partially offset by increases in deposit related fees ($0.7 million), trust revenue ($0.3 million), and securities gains ($0.2 million).  Gains on sales of loans were impacted by the slowdown in the industry-wide mortgage refinancing boom.  Deposit related fees were primarily impacted by debit card income.  Loan related fees were primarily impacted by the change in the fair market value of mortgage servicing rights.

Noninterest Expense

				Percent Change
				1Q 2022 Compared to:
($ in thousands)	1Q 2022	4Q 2021	1Q 2021	4Q 2021	1Q 2021
Salaries	$11,739	$11,982	$11,412	(2.0)%	2.9%
Employee benefits	5,799	7,486	5,421	(22.5)	7.0
Net occupancy and equipment	2,854	2,625	2,828	8.7	0.9
Data processing	2,201	2,099	2,159	4.8	1.9
Legal and professional fees	867	868	893	(0.1)	(2.8)
Advertising and marketing	752	676	722	11.2	4.1
Taxes other than property and payroll	426	542	370	(21.3)	15.2
Net other real estate owned expense	353	299	318	17.8	11.0
Other	4,368	4,572	4,187	(4.4)	4.3
Total noninterest expense	$29,359	$31,149	$28,310	(5.7)%	3.7%

Noninterest expense for the quarter ended March 31, 2022 of $29.4 million decreased $1.8 million, or 5.7%, from prior quarter, but increased $1.0 million, or 3.7%, from prior year same quarter.  The decrease in noninterest expense quarter over quarter was the result of a decrease in personnel expense ($1.9 million), which was primarily due to a lower accrual for bonuses and incentives.  The increase from prior year same quarter was primarily the result of an increase in personnel expense year over year ($0.7 million) and loan related expenses ($0.2 million).  This increase in personnel expense included increases in salaries, group medical and life insurance expense, and other employee benefits.

Balance Sheet Review

Total Loans
				Percent Change
				1Q 2022 Compared to:
($ in thousands)	1Q 2022	4Q 2021	1Q 2021	4Q 2021	1Q 2021
Commercial nonresidential real estate	$774,791	$757,892	$732,978	2.2%	5.7%
Commercial residential real estate	337,447	335,233	305,079	0.7	10.6
Hotel/motel	274,256	257,062	258,974	6.7	5.9
SBA guaranteed PPP loans	22,482	47,335	254,732	(52.5)	(91.2)
Other commercial	394,875	359,931	348,721	9.7	13.2
Total commercial	1,803,851	1,757,453	1,900,484	2.6	(5.1)

Residential mortgage	780,453	767,185	770,026	1.7	1.4
Home equity loans/lines	107,230	106,667	101,595	0.5	5.5
Total residential	887,683	873,852	871,621	1.6	1.8

Consumer indirect	667,387	620,825	617,305	7.5	8.1
Consumer direct	156,620	156,683	149,394	(0.0)	4.8
Total consumer	824,007	777,508	766,699	6.0	7.5

Total loans	$3,515,541	$3,408,813	$3,538,804	3.1%	(0.7%)

Total Deposits and Repurchase Agreements
				Percent Change
				1Q 2022 Compared to:
($ in thousands)	1Q 2022	4Q 2021	1Q 2021	4Q 2021	1Q 2021
Non-interest bearing deposits	$1,398,529	$1,331,103	$1,283,309	5.1%	9.0%
Interest bearing deposits
Interest checking	89,863	97,064	91,803	(7.4)	(2.1)
Money market savings	1,200,408	1,206,401	1,240,530	(0.5)	(3.2)
Savings accounts	666,874	632,645	574,181	5.4	16.1
Time deposits	1,072,630	1,077,079	1,043,949	(0.4)	2.7
Repurchase agreements	254,623	271,088	354,235	(6.1)	(28.1)
Total interest bearing deposits and repurchase agreements	3,284,398	3,284,277	3,304,698	0.0	(0.6)
Total deposits and repurchase agreements	$4,682,927	$4,615,380	$4,588,007	1.5%	2.1%

CTBI’s total assets at $5.4 billion increased $24.9 million, or 1.9% annualized, from December 31, 2021 and $83.0 million, or 1.5%, from March 31, 2021.  Loans outstanding at March 31, 2022 were $3.5 billion, an increase of $106.7 million, an annualized 12.7%, from December 31, 2021 but a decrease of $23.3 million, or 0.7%, from March 31, 2021.  Loans, excluding PPP loans, increased $131.6 million during the quarter, with a $71.3 million increase in the commercial loan portfolio, an $46.5 million increase in the indirect consumer loan portfolio, and a $13.8 million increase in the residential loan portfolio.  The PPP loan portfolio declined during the quarter $24.9 million as a result of SBA forgiveness.  CTBI’s investment portfolio increased $47.8 million, or an annualized 13.3%, from December 31, 2021 and $348.1 million, or 30.1%, from March 31, 2021.  Deposits in other banks decreased $159.1 million from prior quarter and $250.3 million from prior year same quarter.  Deposits in other banks were used during the quarter to fund loan growth and additional investments in available-for-sale securities.  Deposits, including repurchase agreements, at $4.7 billion increased $67.5 million, or an annualized 5.9%, from December 31, 2021 and $94.9 million, or 2.1%, from March 31, 2021.

Shareholders’ equity at March 31, 2022 was $653.4 million, a $44.8 million, or an annualized 26.0%, decrease from the $698.2 million at December 31, 2021 and an $8.7 million, or 1.3%, decrease from the $662.1 million at March 31, 2021.  The decline in shareholders’ equity is due to a $58.1 million net after tax increase during the quarter in unrealized losses on our securities portfolio.  CTBI’s annualized dividend yield to shareholders as of March 31, 2022 was 3.88%.

Asset Quality

CTBI’s total nonperforming loans, not including performing troubled debt restructurings, decreased to $13.7 million at March 31, 2022 from $16.6 million at December 31, 2021 and $21.0 million at March 31, 2021.  Accruing loans 90+ days past due at $4.9 million decreased $1.1 million from prior quarter and $4.0 million from March 31, 2021.  Nonaccrual loans at $8.8 million decreased $1.8 million during the quarter and $3.4 million from March 31, 2021.  Accruing loans 30-89 days past due at $10.8 million remained relatively stable from prior quarter but decreased $2.4 million from March 31, 2021.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

Our level of foreclosed properties at $2.3 million at March 31, 2022 was a $1.2 million decrease from the $3.5 million at December 31, 2021 and a $3.9 million decrease from the $6.2 million at March 31, 2021.  Sales of foreclosed properties for the quarter ended March 31, 2022 totaled $1.1 million while new foreclosed properties totaled $0.1 million.  At March 31, 2022, the book value of properties under contracts to sell was $0.3 million; however, the closings had not occurred at quarter-end.

Net loan charge-offs were $0.3 million, or 0.04% of average loans annualized, for the quarter ended March 31, 2022 compared to a net recovery of loan charge-offs for the fourth quarter 2021 of $8 thousand and net loan charge-offs of $0.2 million, or 0.02% of average loans annualized, for the first quarter 2021.

Allowance for Credit Losses

Provision for loan losses for the quarter was $0.9 million, compared to provision of $0.5 million for the quarter ended December 31, 2021 and a recovery of provision of $2.5 million for the first quarter 2021.  Our reserve coverage (allowance for credit losses to nonperforming loans) at March 31, 2022 was 309.1% compared to 251.2% at December 31, 2021 and 215.5% at March 31, 2021.  Our credit loss reserve as a percentage of total loans outstanding at March 31, 2022 was 1.20% (1.21% excluding PPP loans) compared to 1.22% at December 31, 2021 (1.24% excluding PPP loans) and 1.28% at March 31, 2021 (1.38% excluding PPP loans).

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of the COVID-19 pandemic on our business operations and credit quality and on general economic and financial market conditions, as well as our ability to respond to the related challenges; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $5.4 billion, is headquartered in Pikeville, Kentucky and has 69 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
March 31, 2022
(in thousands except per share data and # of employees)

	Three	Three	Three
	Months	Months	Months
	Ended	Ended	Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Interest income	$43,527	$44,357	$44,211
Interest expense	3,495	3,541	3,969
Net interest income	40,032	40,816	40,242
Loan loss provision	875	533	(2,499)

Gains on sales of loans	597	1,241	2,433
Deposit related fees	6,746	7,083	6,022
Trust revenue	3,248	3,305	2,951
Loan related fees	2,062	1,254	2,270
Securities gains (losses)	99	(208)	(168)
Other noninterest income	2,213	2,302	2,069
Total noninterest income	14,965	14,977	15,577

Personnel expense	17,538	19,468	16,833
Occupancy and equipment	2,854	2,625	2,828
Data processing expense	2,201	2,099	2,159
FDIC insurance premiums	355	339	326
Other noninterest expense	6,411	6,618	6,164
Total noninterest expense	29,359	31,149	28,310

Net income before taxes	24,763	24,111	30,008
Income taxes	5,035	4,863	6,390
Net income	$19,728	$19,248	$23,618

Memo: TEQ interest income	$43,762	$44,581	$44,428

Average shares outstanding	17,820	17,796	17,774
Diluted average shares outstanding	17,832	17,820	17,787
Basic earnings per share	$1.11	$1.08	$1.33
Diluted earnings per share	$1.11	$1.08	$1.33
Dividends per share	$0.400	$0.400	$0.385

Average balances:
Loans	$3,440,439	$3,381,206	$3,548,358
Earning assets	5,134,150	5,133,843	4,957,636
Total assets	5,417,800	5,418,854	5,219,406
Deposits, including repurchase agreements	4,633,988	4,612,010	4,442,647
Interest bearing liabilities	3,350,208	3,337,053	3,335,206
Shareholders' equity	679,527	697,727	661,302

Performance ratios:
Return on average assets	1.48%	1.41%	1.84%
Return on average equity	11.77%	10.94%	14.48%
Yield on average earning assets (tax equivalent)	3.46%	3.45%	3.63%
Cost of interest bearing funds (tax equivalent)	0.42%	0.42%	0.48%
Net interest margin (tax equivalent)	3.18%	3.17%	3.31%
Efficiency ratio (tax equivalent)	53.25%	55.40%	50.37%

Loan charge-offs	$1,320	$865	$1,470
Recoveries	(998)	(873)	(1,293)
Net charge-offs	$322	$(8)	$177

Market Price:
High	$46.30	$46.21	$47.53
Low	$40.53	$41.05	$36.02
Close	$41.20	$43.61	$44.03

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
March 31, 2022
(in thousands except per share data and # of employees)

	As of	As of	As of
	March 31, 2022	December 31, 2021	March 31, 2021
Assets:
Loans	$3,515,541	$3,408,813	$3,538,804
Loan loss reserve	(42,309)	(41,756)	(45,346)
Net loans	3,473,232	3,367,057	3,493,458
Loans held for sale	1,941	2,632	17,748
Securities AFS	1,503,165	1,455,429	1,155,195
Equity securities at fair value	2,352	2,253	2,243
Other equity investments	13,026	13,026	14,858
Other earning assets	108,222	267,286	358,529
Cash and due from banks	58,352	46,558	66,664
Premises and equipment	40,738	40,479	40,997
Right of use asset	11,941	12,148	12,787
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	164,674	145,899	132,150
Total Assets	$5,443,133	$5,418,257	$5,360,119

Liabilities and Equity:
Interest bearing checking	$89,863	$97,064	$91,803
Savings deposits	1,867,282	1,839,046	1,814,711
CD's >=$100,000	590,476	589,853	547,767
Other time deposits	482,154	487,226	496,182
Total interest bearing deposits	3,029,775	3,013,189	2,950,463
Noninterest bearing deposits	1,398,529	1,331,103	1,283,309
Total deposits	4,428,304	4,344,292	4,233,772
Repurchase agreements	254,623	271,088	354,235
Other interest bearing liabilities	58,711	58,716	58,731
Lease liability	12,796	13,005	13,549
Other noninterest bearing liabilities	35,328	32,954	37,763
Total liabilities	4,789,762	4,720,055	4,698,050
Shareholders' equity	653,371	698,202	662,069
Total Liabilities and Equity	$5,443,133	$5,418,257	$5,360,119

Ending shares outstanding	17,884	17,843	17,826

30 - 89 days past due loans	$10,838	$10,874	$13,204
90 days past due loans	4,858	5,954	8,816
Nonaccrual loans	8,832	10,671	12,223
Restructured loans (excluding 90 days past due and nonaccrual)	70,814	69,827	68,485
Foreclosed properties	2,299	3,486	6,224

Community bank leverage ratio	13.15%	13.00%	12.70%
Tangible equity to tangible assets ratio	10.93%	11.82%	11.27%
FTE employees	963	974	970